SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 22, 2004

FEDEX CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

FEDERAL EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 1-7806

Delaware	71-0427007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3610 Hacks Cross Road, Memphis, Tennessee	38125
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 369-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01.  Entry into a Material Definitive Agreement.

On November 22, 2004, FedEx Corporation’s wholly owned subsidiary Federal Express Corporation and The United States Postal Service executed a fifth addendum to their transportation agreement dated January 10, 2001.  The fifth addendum allows us to continue carrying incremental pounds of mail through May 31, 2006 at higher committed volumes than required under the original agreement.  A copy of the fifth addendum is attached to this report as part of Exhibit 99.1.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit Number	Description

99.1

Letter Agreement dated September 22, 2004 and Fifth Addendum dated November 22, 2004, each amending the Transportation Agreement dated January 10, 2001, as amended, between The United States Postal Service and Federal Express Corporation. Confidential treatment has been requested for confidential commercial and financial information, pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: November 23, 2004	By:	/s/ JOHN L. MERINO
John L. Merino
Corporate Vice President and Principal Accounting Officer

Federal Express Corporation

Date: November 23, 2004	By:	/s/ JAY L. COFIELD
Jay L. Cofield
Vice President and Worldwide Controller

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EXHIBIT INDEX

Exhibit Number	Description

99.1

Letter Agreement dated September 22, 2004 and Fifth Addendum dated November 22, 2004, each amending the Transportation Agreement dated January 10, 2001, as amended, between The United States Postal Service and Federal Express Corporation. Confidential treatment has been requested for confidential commercial and financial information, pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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